UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.
20549 SCHEDULE 14C
(RULE 14c-101)

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF
THE SECURITIES EXCHANGE ACT OF 1934

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CUENTAS, INC.

(Name of Registrant as Specified In Charter)

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CUENTAS, INC.

19 WEST FLAGLER STREET, SUITE 902

MIAMI, FLORIDA 33130

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

November 20, 2020

Dear Stockholders,

This Information Statement is furnished by the Board of Directors (the “Board”) of Cuentas, Inc., a Florida corporation (the “Company,” “us,” “our” or “we”), to holders of record as of the close of business on November 16, 2020 (the “Stockholders”) of the Company’s common stock, $0.001 par value per share (the “Common Stock” or the "Voting Stock"), pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The purpose of this Information Statement is to inform our Stockholders that, on November 16, 2020, holders of a majority of our Voting Stock, have taken and approved, by written consent in lieu of a special meeting of stockholders in accordance with 607.0704 of the Florida Business Corporation Act, the following corporate action:

1.	Approval of an amendment to the Company’s articles of incorporation (the “Articles of Incorporation”) to perform a reverse split ranging between a ratio to be determined by the Board prior to the effective time of the amendment (the “Effective Time”) of not less than 1:1.5 and not more than 1:3 and to be effectuated, if at all, no later than March 16, 2021.

The above action will be referred to hereafter as the “Corporate Action.” The approval of the foregoing Corporate Action will not be taken until at least 20 calendar days after the initial mailing of this Information Statement (the “Effective Date”).

The holders of a majority of our issued and outstanding Voting Stock consented to the Corporate Action on November 16, 2020. The Corporate Action was approved by Stockholders that owned 19,814,747 shares of our Common Stock which represents approximately 74.84% of our Voting Stock entitled to vote.

No action is required by you. The accompanying Information Statement is furnished to inform our Stockholders of the action described above before it takes effect in accordance with Rule 14c-2 promulgated under the Exchange Act. This Information Statement is being first mailed to you on or about November 20, 2020. You are urged to read the Information Statement carefully in its entirety. However, no action is required on your part in connection with the Information Statement or the action taken by the holders of Voting Stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THE COMPANY’S CONTROLLING STOCKHOLDERS HAVE VOTED TO APPROVE THE CORPORATE ACTION. THE NUMBER OF VOTES HELD BY THE STOCKHOLDERS EXECUTING THE WRITTEN CONSENT IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT FOR THESE MATTERS UNDER APPLICABLE LAW AND THE COMPANY’S CHARTER, SO NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THESE ACTIONS.

By Order of the Board of Directors of Cuentas, Inc.

By:	/s/ Arik Maimon
Arik Maimon
Chief Executive Officer and Director

CUENTAS, INC.

19 West Flagler Street, Suite 902

Miami, Florida 33130

PRELIMINARY INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF
THE SECURITIES EXCHANGE ACT OF 1934 AND REGULATION 14C PROMULGATED THEREUNDER

INTRODUCTORY STATEMENT

Cuentas, Inc. is a Florida corporation (the “Company,” “us,” “our” or “we”) with our principal executive offices located at 19 W. Flagler St., Suite 902, Miami, FL 33130. Our telephone number is 800-611-3622. On November 3, 2020, the Company’s Board of Directors (the “Board”), after careful consideration, unanimously deemed advisable and approved a reverse split of the Company’s common stock, $0.001 par value per share (the “Common Stock” or the “Voting Stock”), ranging between 1:1.5 and 1:3, as determined by the Board (the “Corporate Action”).

This Information Statement is being sent to holders of record of the Company’s Voting Stock as of November 16, 2020 (the “Record Date”) by the Board to notify them about action that the holders of a majority of the voting power of the outstanding capital stock of the Company (the “Consenting Stockholders”) entitled to vote on the Corporate Action (the “Required Vote”) have taken action by written consent, in lieu of a special meeting of the stockholders. The Required Vote was obtained on November 16, 2020, in accordance with the relevant sections of the Florida Business Corporation Act (“BCA”) and our Articles of Incorporation and our Bylaws (the “Charter”).

Section 607.0704 of the BCA generally provides that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the above actions as early as possible in order to accomplish the purposes of the Company as herein described, the Board consented to the utilization of, and did in fact receive, the written consent of the Consenting Stockholders who collectively own shares representing a majority of our Voting Stock. Because we have obtained sufficient stockholder approval of the Corporate Action, no other consents or votes will be solicited in connection with this Information Statement.

We are not asking you for a proxy and you are requested not to send us a proxy.

Copies of this Information Statement are expected to be mailed on or about November 20, 2020 to the holders of record of our outstanding shares on the Record Date. In accordance with federal securities laws, the Corporate Action will not be completed until at least 20 calendar days after the initial mailing of this Information Statement (the “Effective Date”). This Information Statement is being delivered only to inform you of the Corporate Action described herein before they take effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and BCA 607.0704(3).

Dissenting Stockholders

Under BCA 607.1302, our dissenting stockholders are not entitled to appraisal rights with respect to the approval of the Corporate Action, and we will not independently provide our stockholders with any such right.

Proposals by Security Holders

No stockholder has requested that we include any additional proposals in this Information Statement.

Interest of Certain Persons In or Opposition to Matters to be Acted Upon

We are not aware of any substantial interest, direct or indirect, by our executive officers or directors that is in favor of or in opposition to the Corporate Action.

Information Statement Costs

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the voting stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

PLEASE NOTE THAT THE COMPANY’S CONTROLLING STOCKHOLDERS HAVE VOTED TO APPROVE THE CORPORATE ACTION. THE NUMBER OF VOTES HELD BY THE STOCKHOLDERS EXECUTING THE CONSENT IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT FOR SUCH MATTERS UNDER APPLICABLE LAW AND THE COMPANY’S CHARTER, SO NO ADDITIONAL VOTES WILL BE NEEDED TO APPROVE THIS ACTION.

FORWARD-LOOKING STATEMENTS

Certain statements included in this Information Statement regarding the Company are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Information Statement will in fact occur. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

VOTE REQUIRED TO APPROVE THE PROPOSAL

As of the Record Date, there were 26,475,916 shares of Common Stock issued and outstanding. The affirmative vote of a majority of the shares of Common Stock entitled to vote is required for approval of the Corporate Action.

CONSENTING STOCKHOLDERS

On November 16, 2020, stockholders holding 74.84% of the voting power of the outstanding capital stock consented in writing to the approval of the Corporate Action.

Under Section 14(c) of the Exchange Act, the Corporate Action may not be completed until 20 calendar days after the date of distribution of this Information Statement to our stockholders.

CORPORATE ACTION: APPROVAL OF THE AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO EFFECT A REVERSE SPLIT OF COMMON STOCK

Reasons to Effect a Reverse Split

Potential for listing on the Nasdaq Capital Market (“Nasdaq”)

Our Board and the stockholders have approved an amendment to our Articles of Incorporation to effect a reverse stock split of the Company’s Common Stock at a ratio of not less than one-for-one and a half (1:1.5) and not more than one-for-three (1:3) to be determined by the Board in its discretion, without any further action by stockholders, or to not proceed with a reverse stock split if it determines that a reverse stock split is no longer in the best interest of the Company and its stockholders. The Board and the stockholders believe that a reverse split may be desirable because it could assist the Company in meeting the requirements for initial listing on Nasdaq by helping to raise the bid or closing price for our Common Stock. Currently, our Common Stock is quoted on the OTCQB, which is not a national securities exchange. One of the key requirements for initial listing on Nasdaq is that our Common Stock must have met certain minimum bid price of $4 per share.

If our Common Stock is listed on Nasdaq, the liquidity of our Common Stock and coverage of our company by security analysts and media could be increased, which could result in higher prices for our Common Stock than might otherwise prevail, lowered spreads between the bid and asked prices for our Common Stock and lowered transaction costs inherent in trading such shares. Additionally, certain investors will only purchase securities that are listed on a national securities exchange, and such listing could thus increase our ability to raise funds through the issuance of our Common Stock or other securities convertible into our Common Stock. Moreover, listing our Common Stock on a national securities exchange is a requirement for using Form S-3, a short form registration statement, for registering the issuance of our Common Stock or the resale of existing shares of Common Stock and increase our ability to do so. Furthermore, Maxim Group LLC has entered into a letter of intent with the Company to undertake a public offering of the Company’s securities, conditioned upon the Company up-listing to Nasdaq.

In addition, because our Common Stock is traded on the OTCQB and has a trading price below $5.00 per share, trading in our Common Stock is currently subject to the requirements of certain rules promulgated under the Exchange Act, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock (generally, any equity security that is traded other than on a national securities exchange and has a market bid price of less than $5.00 per share, subject to certain exceptions). The additional burdens imposed upon broker-dealers by such requirements can discourage broker-dealers from making a market, seeking or generating interest in our Common Stock and otherwise effecting transactions in our Common Stock, which can limit the market liquidity of our Common Stock and the ability of investors to trade our Common Stock. The burdens could be removed if our Common Stock was traded on a national securities exchange and has a market bid price of more than $5.00 per share.

The primary purpose of a reverse split would be to increase the market bid and closing price of our Common Stock. We believe that a reverse split could initially help increase the market bid price of our Common Stock to at least the amount required for initial listing by Nasdaq. However, the effect of a reverse split on the market bid price of our Common Stock cannot be predicted with any certainty, and the history of similar reverse splits for companies in similar circumstances is varied. There can be no assurance that:

●	the bid or closing price of our Common Stock would rise in proportion to the reduction in the number of shares of our Common Stock outstanding following the reverse split;

●	even if the reverse split succeeds in initially raising the bid or closing price of our Common Stock, it would be successful in maintaining the market bid price of our Common Stock above the levels needed for successfully applying for listing on Nasdaq for any extended period of time;

●	even if the Company satisfied Nasdaq’s initial minimal bid or closing price standard, the Company would be able to initially meet or continue to meet Nasdaq’s other quantitative continued listing criteria;

●	our Common Stock would not be delisted by Nasdaq for other reasons; or

●	the Company will be able to consummate a public offering.

Additionally, even though the reverse split, by itself, would not impact the Company’s assets or prospects, the reverse split could be followed by a decrease in the aggregate market value of our Common Stock. The market bid price of our Common Stock may be based also on other factors that may be unrelated to the number of shares outstanding, including our future performance.

Potential Increased Investor Interest

The Board also believes that a higher share price for our Common Stock may help generate investor interest in the Company. The current low price of our Common Stock may mean that it does not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Furthermore, various regulations and policies restrict the ability of stockholders to borrow against or “margin” low-priced stock and declines in the stock price below certain levels may trigger unexpected margin calls. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. Finally, we believe that most investment funds are reluctant to invest in lower priced stocks. It should be noted that the liquidity of our Common Stock may be adversely affected by the reverse split, since fewer shares will be outstanding after the reverse split. However, the Board is hopeful that the anticipated higher market bid price will reduce, to some extent, the negative effects on the liquidity and marketability of the Common Stock inherent in some of the policies and practices of institutional investors and brokerage houses described above.

Potential Effects of Proposed Reverse Split

General

When the Company files the Company’s articles of amendment (“Articles of Amendment”) to its Articles of Incorporation effecting the reverse split on the Effective Date, each holder of our Common Stock will own a reduced number of shares of our Common Stock. However, a reverse split will affect all holders of our Common Stock uniformly and will not affect any stockholder’s percentage ownership interests in the Company or proportionate voting power. In lieu of issuing fractional shares, each holder of our Common Stock who would otherwise have been entitled to a fraction of a share upon surrender of such holder’s certificates will be entitled to receive one full share in lieu of the fraction of a share.

Effect on Authorized and Outstanding Shares

Following the decrease in the number of issued and outstanding shares as discussed below, the Company will be authorized to issue a maximum of 360,000,000 shares of Common Stock. As of November 16, 2020, there were 26,475,916 shares of Common Stock issued and outstanding. Although the number of authorized shares of Common Stock will not change as a result of the reverse split, the number of shares of our Common Stock outstanding will be reduced to the number of Common Stock listed on the chart below depending on the size of the reverse split.

Reverse Split	1:1.5	1:3
Common Stock outstanding post reverse split	17,650,611	8,825,306

The Articles of Amendment will not change the terms of our Common Stock. The post-split shares of Common Stock will have the same voting rights and rights to dividends and distribution and will be identical in all other respects to the Common Stock now outstanding. Each stockholder’s percentage ownership of Common Stock will not be altered. The Common Stock will remain fully paid and non-assessable. The reverse split is not intended as a “going private transaction” covered by Rule 13e-3 under the Exchange Act. We plan to continue to comply with the periodic reporting requirements of the Exchange Act.

Following the Effective Date, it is not anticipated that the Company’s financial condition, the percentage ownership of management or any aspect of the Company’s business would materially change as a result of a reverse split.

Effect on Number of Stockholders of Record

The reverse split will not change the number of stockholders of record.

Potential Odd Lots

A reverse split could result in some stockholders holding less than 100 shares of Common Stock and as a consequence may incur greater costs associated with selling such shares. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis than the cost of transactions in even multiples of 100 shares.

Accounting Matters

A reverse split would not affect the par value of our Common Stock. As a result, on the Effective Date, the stated capital on our balance sheet attributable to the Common Stock will be reduced in proportion to the fraction by which the number of shares of Common Stock are reduced, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be retroactively increased for each period because there will be fewer shares of our Common Stock outstanding.

Potential Anti-Takeover Effect

While the Board believes it advisable to authorize an approve the reverse stock split for the reasons set forth above, the Board is aware that the increase in the number of unissued shares of Common Stock that may be issued after the reverse split may have a potential anti-takeover effect. Our ability to issue additional shares could be used to thwart persons, or otherwise dilute the stock ownership of stockholders seeking to control the Company. A reverse stock split is not being recommended by the Board as part of an anti-takeover strategy.

Options and Warrants

On the Effective Date of any split, all outstanding options and warrants will be adjusted to reflect the reverse split. The number of shares of Common Stock that the holders of outstanding options and warrants may purchase upon exercise of their options and warrants will decrease, and the exercise prices of such options and warrants will increase, in proportion to the fraction by which the number of shares of Common Stock underlying such options and warrants are reduced as a result of the reverse split, resulting in the same aggregate price being required to be paid as would have been paid immediately preceding the reverse split.

Increase of Shares of Common Stock Available for Future Issuance

Because our authorized Common Stock will not be reduced the overall effect will be an increase in our authorized but not outstanding or reserved shares of Common Stock. These shares may be issued by our Board in its discretion. Any future issuances will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of Common Stock.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE.

Beginning on the Effective Date, each certificate representing pre-reverse split shares will be deemed for all corporate purposes to evidence ownership of post-reverse split shares. Shares held by a stockholder will automatically reflect the new quantity of shares based on the ratio of the reverse split.

On or after the Effective Time, we will mail a letter of transmittal to each stockholder. Each stockholder will be able to obtain a certificate evidencing his, her or its post-reverse split shares only by sending the exchange agent (who will be the Company’s transfer agent) the stockholder’s old stock certificate(s), together with the properly executed and completed letter of transmittal and such evidence of ownership of the shares as we may require. Stockholders will not receive certificates for post-reverse split shares unless and until their old certificates are surrendered. Stockholders should not forward their certificates to the exchange agent until they receive the letter of transmittal, and they should only send in their certificates with the letter of transmittal. The exchange agent will send each stockholder, if elected in the letter of transmittal, a new stock certificate after receipt of that stockholder’s properly completed letter of transmittal and old stock certificate(s). A stockholder that surrenders his, her or its old stock certificate(s) but does not elect to receive a new stock certificate in the letter of transmittal will be deemed to have requested to hold that stockholder’s shares electronically in book-entry form with our transfer agent.

Certain of our registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of our Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a stockholder holds registered shares in book-entry form with our transfer agent, the stockholder may return a properly executed and completed letter of transmittal.

Stockholders who hold shares in street name through a nominee (such as a bank or broker) will be treated in the same manner as stockholders whose shares are registered in their names, and nominees will be instructed to effect the reverse split for their beneficial holders. However, nominees may have different procedures and stockholders holding shares in street name should contact their nominees.

Stockholders will not have to pay any service charges in connection with the exchange of their certificates.

Fractional Shares

We will not issue fractional certificates for post-reverse split shares in connection with the reverse split. In lieu of issuing fractional shares, each holder of Common Stock who would otherwise have been entitled to a fraction of a share will be entitled to receive one full share for the fraction of a share to which he is entitled.

Federal Income Tax Consequences of the Reverse Split

The following discussion is a summary of certain federal income tax consequences of the reverse split to the holders of Common Stock. This discussion is based on the Internal Revenue Code of 1986, as amended, regulations, rulings and decisions in effect on the date hereof, all of which are subject to change (possibly with retroactive effect) and to differing interpretations. This discussion is for general information purposes only and the tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. In addition, this discussion does not address all aspects of federal income taxation that may be relevant to holders in light of their particular circumstances or to holders who may be subject to special tax treatment, including without limitation, holders of warrants, holders who are dealers in securities, foreign persons, insurance companies, tax-exempt organizations, banks, financial institutions, broker-dealers, holders who hold Common Stock as part of a hedge, straddle, conversion or other risk reduction transaction, or who acquired the Common Stock pursuant to the exercise of compensatory stock options or otherwise as compensation. The following discussion also does not address the tax consequences of the reverse split under foreign, state or local tax laws. Accordingly, each stockholder should consult his or her tax adviser to determine the particular tax consequences to him or her of a reverse split, including the application and effect of federal, state, local and/or foreign income tax and other laws.

Generally, a reverse split will not result in the recognition of gain or loss for federal income tax purposes. The adjusted basis of the new shares of Common Stock will be the same as the adjusted basis of the Common Stock exchanged for such new shares. The holding period of the post-reverse split shares of the Common Stock resulting from implementation of the reverse split will include the stockholder’s respective holding periods for the pre-reverse split shares. Each stockholder should consult his, her or its own tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences of the Reverse Split.

Effectiveness of Articles of Amendment

The Articles of Amendment effecting a reverse split will become effective upon the acceptance for record of the Articles of Amendment with the Secretary of State of Florida which will occur no earlier than 20 days after this Information Statement has first been sent to the Company’s stockholders.

No Dissenter’s Rights

Under BCA 607.1302, our dissenting stockholders are not entitled to appraisal rights with respect to the approval of the Corporate Action, and we will not independently provide our stockholders with any such right.

Interest of Certain Persons In or Opposition to Matters to be Acted Upon

We are not aware of any substantial interest, direct or indirect, by our executive officers or directors that is in favor of or in opposition to the Corporate Action.

DESCRIPTION OF VOTING RIGHTS SECURITIES

Authorized and Outstanding Capital Stock

We have authorized 360,000,000 shares of Common Stock, par value $0.001, 26,475,916 of which are currently issued and outstanding. We currently have 50,000,000 shares of “blank check” preferred stock authorized, none of which are outstanding.

Common Stock

The holders of our Common Stock are entitled to one vote per share. In addition, the holders of our Common Stock will be entitled to receive ratably dividends, if any, declared by our Board out of legally available funds; however, the current policy of our Board is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of our Common Stock will be entitled to share ratably in all assets that are legally available for distribution. The holders of our Common Stock will have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock.

Blank Check Preferred Stock

We have 50,000,000 authorized shares of blank check preferred stock available. They may in future be designated to confer voting rights and conversion rights.

Transfer Agent

Our transfer agent is Olde Monmouth Stock Transfer Co., Inc. at 200 Memorial Parkway, Atlantic Highlands, NJ 07716. Its telephone number is (732) 872-2727.

Proposals by Security Holders

No stockholder has requested that we include any additional proposals in this Information Statement.

REASONS WE USED STOCKHOLDER CONSENT AS OPPOSED TO
SOLICITATION OF STOCKHOLDER APPROVAL VIA PROXY STATEMENT AND SPECIAL MEETING

The Corporate Action requires stockholder approval. Stockholder approval could have been obtained by us in one of two ways: (i) by the dissemination of a proxy statement and subsequent majority vote in favor of the actions at a stockholders meeting called for such purpose, or (ii) by a written consent of the holders of a majority of our Voting Stock. However, the latter method, while it represents the requisite stockholder approval, is not deemed effective until twenty (20) days after this Information Statement has been sent to all of our stockholders giving them notice of and informing them of the actions approved by such consent.

Given that we have already secured the affirmative consent of the holders of a majority of our Voting Stock to the Corporate Action, we determined that it would be a more efficient use of limited corporate resources to forego the dissemination of a proxy statement and subsequent majority vote in favor of the actions at a stockholders meeting called for such purposes, and rather proceed through the written consent of the holders of a majority of our Voting Stock. Spending the additional company time, money and other resources required by the proxy and meeting approach would have been potentially wasteful and, consequently, detrimental to completing the Corporate Action in a manner that is timely and efficient for us and our stockholders.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one copy of this Information Statement is being delivered to multiple stockholders sharing an address, unless the Company has received contrary instructions from one or more of the stockholders. The Company will deliver promptly, upon written or oral request, a separate copy of this Information Statement to a stockholder at a shared address to which a single copy of this document was delivered. A stockholder may mail a written request to Cuentas, Inc., Attention: Secretary, 19 West Flagler Street, Suite 902, Miami, Florida 33130 and request:

●	a separate copy of this Information Statement;

●	a separate copy of Information Statements in the future; or

●	delivery of a single copy of Information Statements, if such stockholder is receiving multiple copies of those documents.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

We file annual, quarterly, current and other reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC’s web site at www.sec.gov.

Dated: November 20, 2020

By Order of the Board of Directors of Cuentas Inc.

By:	/s/ Arik Maimon
Arik Maimon
Chief Executive Officer and Director